UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 17, 2016

SILVER HILL MINES, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	000-53236	91-1257351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, 10th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

(212) 935-8400

(Registrant’s telephone number, including area code)

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR         240-14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.02

Unregistered Sale of Equity Securities

Private Placement of Common Stock

On March 17, 2016, the Company authorized the issuance of Twenty Million (20,000,000) common shares to Silver Hill Management, Inc., a New York corporation, for consulting fees valued at $0.026 per share or $520,000 ..  George Clair, the Company’s Chief Executive Officer, has voting and dispositive control over the shares owned by Silver Hill Management, Inc.

The offer and sale of the common shares above relied on the transaction exemption afforded by Section 4(a)(2) and, or Regulation S of the Securities Act of 1933, as amended.  The offer and sale is exempt because of the private nature of the transaction which did not involve a public offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2016

SILVER HILL MINES, INC.

/s/ George Clair

______________________________

By:  George Clair

Title:  President